Exhibit 3.11

BYLAWS
OF
DARAMIC ASIA, INC.

ARTICLE I.

Business Offices

The corporation shall have such offices either within or outside the State of Delaware and within or outside the United States, as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II.

Registered Offices and Registered Agents

Section 2.1.            Delaware.  The address of the initial registered office in the State of Delaware and the name of the initial registered agent of the corporation at such address are set forth in the Certificate of Incorporation.  The corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that such designation shall become effective upon the filing of a statement of such change with the Secretary of State of the State of Delaware as is required by law.

Section 2.2.            Other States.  In the event the corporation desires to qualify to do business in one or more states other than Delaware, the corporation shall designate the location of the registered office in each such state and designate the registered agent for service of process at such address in the manner provided by the law of the state in which the corporation elects to be qualified.

ARTICLE III.

Meetings of Stockholders

Section 3.1.            Place of Meetings.  Meetings of the stockholders shall be held at the principal office of the corporation or any other place (within or outside the State of Delaware and within or outside the United States) designated in the notice of the meeting.

Section 3.2.            Annual Meeting.  A meeting of the stockholders shall be held annually at such time as the Board of Directors may determine, which shall be not more than 13 months after the date of the last annual meeting.  At the annual meeting the stockholders shall elect a Board of Directors and transact other proper business.

Section 3.3.            Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.  The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

Section 3.4.            Special Meetings.  Special meetings of the stockholders shall be held when directed by the Chairman, President or the Board of Directors, or when requested in writing by the holders of not less than 50% of all the shares entitled to vote at the meeting.  The call for the meeting shall be issued by the Secretary, unless the Chairman, President, l3oard of Directors or stockholders requesting the meeting shall designate another person to do so.

Section 3.5.            Notice.

(a)           Written notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote in such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by first class mail, by or at the direction of the Chairman, President, the Secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

(b)           Notwithstanding the above paragraph, the corporation shall not be required to give notice of a stockholders’ meeting to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, have been mailed, addressed to such stockholder at his or her address as shown on the records of the corporation and have been returned undeliverable, and (ii) all (at least two) payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such stockholder at his or her address as shown on the records of the corporation and have been returned undeliverable.  Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given.  If any such stockholder delivers to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to such stockholder shall be reinstated.

Section 3.6.            Notice of Adjourned Meetings.  When a meeting is adjourned to another time or place, the corporation shall not be required to give any notice of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.  If, however, the adjournment is for more than 30 days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 3.5 above, to each stockholder of record on the new record date entitled to vote at such meeting.

Section 3.7.            Waiver of Notice.  Whenever notice is required to be given to any stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice.  Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in the written waiver of notice, or any waiver by electronic transmission.

Section 3.8.            Fixing Record Date.

(a)           For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)           For purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Laws of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)           For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 3.9.            Record of Stockholders Having Voting Rights.  The officer or agent having charge of the stock ledger book of the corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class and series, if any, of shares held by each stockholder.  For a period of ten days prior to such meeting, the list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors held at a place, or to open such a list to examination on a reasonably accessible electronic network during any meeting for the election of directors held solely by means of remote communication, they shall be ineligible for election to any office at such meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation or to vote in person or by proxy at any meeting of stockholders.

Section 3.10.          Stockholder Quorum.

(a)           Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, 50% of the shares entitled to vote, in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.  When a specified item of business is required to be voted on by a class or series of stock, 50% of the shares of such class or series, in person or represented by proxy, shall constitute a quorum for the transaction of such item of business by that class or series.  If a quorum is present, the affirmative vote of 50% of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation or by these Bylaws.  The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes, provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.  Where a separate vote by class or series is required, the affirmative vote of a plurality of shares of such class or series represented at the meeting shall be the act of such class unless the vote of a greater number is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws.

(b)           After a quorum has been established at a stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 3.11.          .Voting of Shares.

(a)           Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as may otherwise be provided in the General Corporation Law of the State of Delaware.

(b)           A stockholder may vote either in person or by proxy executed in writing by the stockholder or his or her duly authorized attorney-in-fact.

Section 3.12.          Proxies.

(a)           Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, or a stockholder’s duly authorized attorney-in-fact, may authorize another person or persons to act for him or her by proxy.

(b)           Every proxy must be signed by the stockholder or his or her attorney-in-fact.  No proxy shall be valid after three years from its date, unless otherwise provided in the proxy.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in he stock itself or an interest in the corporation generally.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy to the Secretary of the corporation in accordance with applicable law and bearing a later date .

(c)           If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting will have the following effect:

(i)            If only one votes, his or her act binds all;

(ii)           If more than one vote, the act of the majority so voting binds all;

(iii)          If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court.

Section 3.13.          Action by Stockholders Without a Meeting.  Any action required to be taken or that may be taken at any annual or special meeting of stockholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that no written consent shall be effective unless such consent (a) bears the date of signature by each stockholder signing such consent, and (b) is delivered to the corporation within 60 days of the date on which the earliest consent was delivered to the corporation.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 3.14.          Conduct of Meetings.  The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (e) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE IV.

Directors

Section 4.1.            Powers.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws specifically reserved to the stockholders.

Section 4.2.            Qualification.  Directors need not be residents of Delaware or of the United States nor stockholders of the corporation.

Section 4.3.            Compensation.  The Board of Directors shall have authority to fix the compensation of directors unless otherwise provided in the Certificate of Incorporation.

Section 4.4.            Number.  The corporation shall have not less than one and not more than ten directors.  The number of directors shall be fixed by the Board of Directors at any time, from time to time, in its discretion.

Section 4.5.            Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 4.6.            Election and Term.  At each annual meeting of stockholders, the stockholders shall elect directors to hold office until the next succeeding annual meeting.  Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal or death.

Section 4.7.            Resignation and Removal of Directors.  A director may resign at any time upon written request or electronic transmission to the corporation.  A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.  A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.  Furthermore, any director or the entire Board of Directors may be removed, with or without cause, as provided in the General Corporation Law of the State of Delaware.

Section 4.8.            Vacancies.  Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors (though less than a quorum of the Board of Directors) or by a sole remaining director.  If there is more than one class or series of stock outstanding, vacancies of such classes or series may be filled by a majority of the directors elected by such class or series or by a sole remaining director.  A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

Section 4.9.            Quorum and Voting.  A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.10.          Executive and Other Committees.

(a)           The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate an Executive Committee from among its members and such other committees consisting of at least one director as determined by the Board of Directors from time to time.  Each committee, to the extent provided in such authorizing resolution, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the corporation, as limited by the laws of the State of Delaware.

(b)           The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent or disqualified member or members at any meeting of such committee.  In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 4.11.          Place of Meetings.  Regular and special meetings of the Board of Directors may be held within or outside the State of Delaware and within or outside the United States.

Section 4.12.          Time, Notice and Call of Meetings.

(a)           Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may fix.  No notice of regular directors’ meetings shall be required.

(b)           Special meetings of the Board of Directors shall be held at such times as called by the Chairman of the Board, the President of the corporation or any two directors, if the Board of Directors consists of more than one director.  Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram, cablegram or telefax at least two days before the meeting, or by notice mailed to each director at least five days before the meeting.

(c)           Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice, either before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or conveyed, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

(d)           Members of the Board of Directors may participate in a meeting of such Board or of any committee designated by such Board by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participating by such means shall constitute presence in person at a meeting.

Section 4.13.          Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or electronic transmission, and such writing or electronic transmission is filed with the minutes of the proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  Such consent shall have the same effect as a unanimous vote.

Section 4.14.          Director Conflicts of Interest.

(a)           No contract or other transaction between the corporation and one or more of its directors or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors of the corporation are directors or officers or are financially interested, shall be void or voidable solely because of such relationship or interest or solely because such director or directors are present at or participate in the meeting of the Board of Directors or a committee thereof that authorizes, approves or ratifies such contract or transaction or solely because his or her or their votes are counted for such purpose, if:

(i)            The material facts as to the director’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(ii)           The material facts as to their relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders; or

(iii)          The contract or transaction is fair as to the corporation at the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.

(b)           Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE V.

Officers

Section 5.1.            Officers.  The officers of the corporation shall consist of such officers, assistant officers and agents as are appointed by the Board of Directors from time to time.  Any two or more offices may be held by the same person, except the offices of President (or Chief Executive Officer) and Secretary.

Section 5.2.            Duties.  If appointed, the officers of the corporation shall have the following duties:

(a)           Chairman of the Board.  The Chairman of the Board, if one is appointed, shall preside at all meetings of the Board of Directors and stockholders and shall have such other duties and authority as may be conferred by the Board of Directors.

(b)           Vice Chairman.  The Vice Chairman, if one is appointed, shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board.  The Vice Chairman shall also perform whatever duties and have whatever powers the Board of Directors may from time to time assign him or her.  If more than one Vice Chairman is elected and the Chairman is absent or becomes disabled, the Board of Directors shall choose one Vice Chairman to perform the duties and exercise the powers of the Chairman.

(c)           President.  The President, if one is appointed, shall be the chief executive officer of the corporation and shall have general and active management of the business and affairs of the corporation, subject to the direction of the Board of Directors.

(d)           Vice President.  The Vice President, if one is appointed, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.  He or she also shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign him or her.  If more than one Vice President is elected, the Vice President so directed by the Board of Directors shall be authorized to perform the duties and exercise the powers of the President, and each other Vice President shall only perform whatever duties and have whatever powers the Board of Directors may from time to time assign him or her.

(e)           Secretary and Assistant Secretary.  The Secretary, if one is appointed, shall keep accurate records of the acts and proceedings of all meetings of the stockholders and directors.  The Secretary shall give all notices required by law and by these Bylaws.  In addition, the Secretary shall have general charge of the corporate books and records and of the corporate seal, and he or she shall affix, or attest the affixing of, the corporate seal to any lawfully executed instrument requiring it.  The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of the stockholders showing the name and address of each stockholder, and the number and class of the shares held by each.  The Secretary shall sign such instruments as may require his or her signature and, in general, shall perform all duties as may be assigned to him or her from time to time by the Chairman, the President or the Board of Directors.  The Assistant Secretary, if one is appointed, shall render assistance to the Secretary in all the responsibilities described above.

(f)            Treasurer and Assistant Treasurer.  The Treasurer, if one is appointed, shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and shall perform such other duties as may be prescribed by the Chairman, the President or the Board of Directors.  The Assistant Treasurer, if one is appointed, shall render assistance to the Treasurer in all of the responsibilities described above.

Section 5.3.            Election and Term.  The officers of the Corporation shall be appointed by the Board of Directors or appointed by an officer empowered by the Board to make such appointment.  Such appointment by the Board of Directors may be made at any regular or special meeting of the Board.  Each officer shall hold office for a period of one year or until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 5.4.            Removal of Officers.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever, in its judgment, the best interests of the corporation will be served thereby.

Section 5.5.            Vacancies.  Any vacancy, however occurring, in any office may be filled by the Board of Directors.

Section 5.6.            Compensation.  The compensation of all officers of the corporation shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board of Directors.  The fact that an officer is also a director shall not preclude such person from receiving compensation as either a director or officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation.

ARTICLE VI.

Stock Certificates

Section 6.1.            Authorized Issuance.  The corporation may issue the shares of stock authorized by its Certificate of Incorporation and none other.  Shares may be issued only pursuant to a resolution adopted by the Board of Directors.

Section 6.2.            Issuance.  Every holder of shares in the corporation shall be entitled to have a certificate representing all shares to which such stockholder is entitled.  No certificate shall be issued for any share until such share is fully paid.

Section 6.3.            Signatures.  Certificates representing shares in the corporation shall be signed by or in the name of the corporation in accordance with the General Corporation Laws of the State of Delaware and may be sealed with the seal of the corporation or a facsimile thereof.  Any or all the signatures on a certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.4.            Form.  Each certificate representing shares shall state upon the face thereof: (a) the name of the corporation, (b) that the corporation is organized under the laws of Delaware, (c) the name of the person or persons to whom it is issued, (d) the number and class of shares, and the designation of the series, if any, which such certificate represents, and (e) the par value of each share represented by such certificate, or a statement that the shares are without par value.  Each certificate shall otherwise comply, in all respects, with the requirements of law.

Section 6.5.            Transfer of Stock.  The name of each person owning a share of the capital stock of the corporation shall be entered on the books of the corporation together with the number of shares held by him or her, and, if such shares are certificated, the numbers of the certificates covering such shares and the dates of issue of such certificates.  The shares of stock of the corporation shall be transferable on the books of the corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, if such shares are certificated, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.  A record shall be made of each transfer.

Section 6.6.            Lost, Stolen or Destroyed Certificates.  The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken, (b) requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim, (c) gives bond, if required by the corporation, in such form as the corporation may direct, to indemnify the corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or wrongful taking of a certificate or the issuance of such new certificate, and (d) satisfies any other reasonable requirements imposed by the corporation.

ARTICLE VII.

Books and Records

Section 7.1.            Books and Records.

(a)           The corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors.

(b)           The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series, if any, of the shares held by each.

(c)           Any books, records and minutes may be in written form or in any other form capable of being converted into clearly legible written form within a reasonable time.

Section 7.2.            Stockholders’ Inspection Rights.  Any person who is a holder of record of shares or of voting trust certificates therefor, upon written demand under oath stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any time during the corporation’s usual hours for business, for any proper purpose as determined under the General Corporation Law of the State of Delaware, the corporation’s stock ledger, a list of stockholders and its other books and records and to make copies or extracts therefrom.

ARTICLE VIII.

Dividends

The Board of Directors of the corporation may, from time to time, declare and the corporation may pay dividends as permitted by law on its shares in cash, property or its own shares; provided, however, that dividends may only be paid (a) out of the corporation’s surplus or (b) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

ARTICLE IX.

Corporate Seal

The Board of Directors shall provide a corporate seal that shall have the name of the corporation inscribed thereon, and may be a facsimile, engraved, printed or an impression seal.

ARTICLE X.

Amendment

These Bylaws may be altered, amended or repealed by the Board of Directors and new Bylaws may be adopted by the Board of Directors.

ARTICLE XI.

Limits on Liability of Directors

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE XII.

Indemnification of Officers and Directors

Section 12.1.          Right to Indemnification.  Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to indemnification against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the fullest extent now or hereafter permitted by applicable law as long as such person acted in good faith and in a manner that such person reasonably believed to be in or not be opposed to the best interests of the corporation; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

Section 12.2.          Contract Rights.  The provisions of this Article shall be a contract between the corporation and each director or officer to which this Article applies.  No repeal or modification of these Bylaws shall invalidate or detract from any right or obligations with respect to any state of facts existing prior to the time of such repeal or modification.

Section 12.3.          Rights Non-Exclusive.  The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 12.4.          Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or of applicable law.

Section 12.5.          Definitions.  For purposes of this Article, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued, and references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article.

Section 12.6.          Continued Coverage.  The indemnification provided by, or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE XIII.

General Provisions

Section 13.1.          Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 13.2.          Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 13.3.          Loans.  No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 13.4.          Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

Section 13.5.          Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 13.6.          Counterpart Execution; Facsimile Execution.  Any document requiring the signature of the directors and/or stockholders may be executed in any number of counterparts with the same effect as if all of the required signatories had signed the same document.  Such executions may be transmitted to the corporation and/or the other directors and/or stockholders by facsimile and such facsimile execution shall have the full force and effect of an original signature.  All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

AMENDMENT
TO THE BY-LAWS OF
DARAMIC ASIA, INC.

Pursuant to Article 7, Section 7.7 of the By-Laws of Daramic Asia, Inc., as amended, Section 3.2 of Article 3 of the By-Laws shall be deleted in its entirety and replaced with new Section 3.2 as follows:

“The Corporation shall have five (5) directors.”

Effective as of July 6, 2005.

AMENDMENT
TO THE
BY-LAWS
OF
DARAMIC ASIA, INC.

Pursuant to Article 7, Section 7.7 of the By-Laws of Daramic Asia, Inc., Article 1, Section 1.1 of the By-Laws shall be amended and restated to read as follows:

“Section 1.1 Principal Office.  The Corporation shall maintain its Principal Office in the State of North Carolina, located at 13800 South Lakes Drive, Charlotte, NC 28273.”

Effective as of the      day of September, 2004

BY-LAWS

OF

DARAMIC ASIA, INC

ARTICLE 1.

OFFICES AND REGISTERED AGENT

Section 1.1.            Principal Office.  The Corporation shall maintain its Principal Office in the State of South Carolina, located at 4838 Jenkins Avenue, North Charleston, South Carolina 29405.

Section 1.2.            Registered Office.  The registered office of the corporation in the State of Delaware shall be located at 1013 Centre Road, Wilmington, Delaware.  The name of the corporation’s registered agent such address shall be The Prentice-Hall Corporation System, Inc_ The registered office and/or registered agent of the corporation may be changed from time to time by action of the Board of Directors.

ARTICLE 2.

MEETINGS OF STOCKHOLDERS

Section 2.1.            Annual Meeting.  An annual meeting of the Corporation’s Shareholders shall be held once each calendar year for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.  The animal meeting shall be held at the time and place designated by the Board of Directors from time to time.  In the absence of any such designation, the annual meeting shall be held at the hour of ten o’clock in the morning on the second Tuesday of the third month following the Corporation’s fiscal year-end; but if that day shall be a legal holiday, then such annual meeting shall be held on the next succeeding business day.

Section 2.2.            Special Meetings.  Special meetings of the Corporation’s Shareholders may be called for any one or more lawful purposes by the Corporation’s President, the Chairman of the Board of Directors, a majority of the Board of Directors, or the written request describing the purpose for which the meeting is to be held filed by holders of record of not less than ten percent of the Corporation’s outstanding shares entitled to be cast on any issue to be considered at the proposed special meeting.  Special meetings of the Shareholders shall be held at the Corporation’s Registered Office at the time designated in the notice of the meeting in accordance with Section 2.3; provided, however, that such meetings called by a majority of the Board of Directors may be held at such places as the Board of Directors may determine.

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Section 2.3.            Notice of Meetings Waiver or Notice.  Written or printed notice of all meetings of Shareholders shall be delivered not less than five (5) nor more than fifty (50) days before the meeting date, either personally or by registered or certified mail, to all Shareholders of record entitled to vote at such meeting.  If mailed, the notice shall be deemed to be delivered when deposited with postage thereon prepaid in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the Corporation’s records, or if a Shareholder shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at that other address.  The notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting was called.  At the written request, delivered personally or by registered or certified mail, of the person or persons calling a special meeting of Shareholders/the President or Secretary of the Corporation shall fix the date and time of the meeting and provide notice thereof to the Shareholders as required above; provided, however, that the date of the meeting shall in no event be fixed less than five (5) or more than sixty (60) days from the date the request was received.  If the notice of the meeting is not given within fifteen (15) days after the request is made to the President or Secretary, the person or persons calling the meeting may fix the date and time of the meeting and give or cause to be given the required notice.  Notice of a meeting of Shareholders need not be given to any Shareholder who, in person or by proxy, signs a waiver of notice either before or after the meeting..  To be effective the waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies.  Such recitals may, but need not necessarily, include - reference to the date and purpose of the meeting and the business transacted thereat Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional recitals creating a patent ambiguity as to its proper application

Section 2.4.            Quorum.  Except as may otherwise be required by law or the Corporation’s Articles of Incorporation, at any meeting of Shareholders the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of any business properly before the meeting.  Shares entitled to vote as a separate voting group on a matter may take action at a meeting only if a quorum of the shares in the separate voting group are present in person or by proxy at the meeting.  In the absence of a quorum a meeting may be adjourned from time to time, in accordance with the provisions concerning adjournments contained elsewhere in these Bylaws, by the holders of a majority of the shares represented at the meeting in person or in proxy.  At such adjourned meeting a quorum of Shareholders may transact arty business as might have been properly transacted at the original meeting.

Section 2.5.            Transaction of Business.  Business transacted at an annual meeting of Shareholders may include all such business as may properly come before the meeting.  Business transacted at a special meeting of Shareholders shall be limited to the purposes stated in the notice of the meeting

Section 2.6.            Shareholder of Record.  For the purpose of determining Shareholders entitled to vote at any meeting of Shareholders, or entitled to receive dividends or other distributions, or in connection with any other proper purpose requiring a determination of Shareholders, the Board of Directors shall by resolution fix a record date for such determination.

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The date shall be not more than fifty (50) and not less than five (5) days prior to the date on which the activity requiring the determination is to occur.  The Shareholders of record appearing in the static transfer books of the Corporation at the close of business on the record date so fixed shall constitute the Shareholders of right in respect of the activity in question.  In the absence of action by the Board of Directors to fix a record date, the record date shall be ten (10) days prior to the date on which the activity requiring a determination of Shareholders is to occur.

Section 2.7.            Voting.  Except as may otherwise be required by law or the Corporation’s Articles of Incorporation, and subject to the provisions concerning Shareholders of record contained elsewhere in these Bylaws, a person (or his proxy) present at a meeting of Shareholders shall be entitled to one vote for each share of Voting stock as to which such person is the Shareholder of Record.  For each meeting of Shareholders an odd number of persons may be appointed to serve as voting inspectors, either by the Board of Directors prior to the meeting or by the presiding officer at the meeting.  The voting inspectors shall by majority decision resolve all disputes which may arise concerning the qualification of voters, the validity of proxies, the existence of a quorum, and the acceptance, rejection, and tabulation of votes.

Section 2.8.            Adjournments.  A majority of the voting shares held by Shareholders of record present in person or by proxy at a meeting of Shareholders may adjourn a meeting front time to time to a date, time, and placed fixed by notice as provided for above or, if such date is less than thirty days from the date of adjournment, to a date, time, and place fixed by the Majority and announced at the original meeting prior to adjournment.

Section 2.9.            Action Without Meeting.  Any action required or permitted to be taken at a meeting of the Shareholders may be taken; without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

Section 2.10.          Proxies.  At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution unless it qualifies as an irrevocable proxy under the Act.

Section 2.11.          Action.  Approval of actions by Shareholders shall be in accordance with the requirements of the Act, except to the extent otherwise provided by the Articles of Incorporation.

Section 2.12.          Order of Business.  The order of business at the annual meeting, and so far as practicable at all other meetings of Shareholders, shall be as follows:

1.                                       Proof of notice of the meeting

2.                                       Determination of a quorum

3.                                       Reading and disposal of unapproved minutes

4.                                       Reports of officers and committees

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5.                                       Election of directors

6.                                       Unfinished business

7.                                       New business

8.                                       Adjournment

Except with respect to a specific rule to the contrary in these Bylaws or the Act, Robert’s Rules of Order shall be used to resolve any procedural disputes that might arise in a Shareholders’ meeting.

ARTICLE 3.

DIRECTORS

Section 3.1.            Authority.  Except as otherwise provided in the Corporation’s Articles of Incorporation, the Board of Directors shall have ultimate authority over the conduct and management of the business and affairs of the Corporation.

Section 3.2.            Number.  The Corporation shall have two (2) Directors.

Section 3.3.            Tenure.  Each Director shall hold office from the date of his election and qualification until his successor shall have been duly elected and qualified, or until his earlier removal, resignation, death, or incapacity.  An -election of all Directors by the Shareholders shall be held at each annual meeting of the Corporation’s Shareholders.  A Director need not be a Shareholder.  Cumulative voting shall be allowed, as provided in the Corporation’s Articles of Incorporation.

Section 3.4.            Removal.  Any Director may be removed from office, with or without cause, by a vote of the holders of a majority of the shares of the Corporation’s voting stock.  Any Director may be removed from office with cause by a majority vote of the Board of Directors at a meeting at which only the removal and replacement of the Director or Directors in question shall be considered.

Section 3.5.            Vacancies.  The Shareholders shall elect a new Director to fill any vacancy on the Board of Directors in the same manner and subject to the same restrictions and voting rights as apply to the election of the Director whose removal, resignation, death, or newly created directorship created the vacancy.

Section 3.6.            Regular Meetings.  A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of Shareholders.  The Board of ‘ Directors may by resolution provide for the holding of additional regular meetings without notice other than such resolution; provided, however, the resolution shall fix the date, time, and place (which may be anywhere within or without the State of the Corporation’s Principal Office) for these regular meetings.

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Section 3.7.            Special Meetings; Notice of Special Meeting.  Special meetings of the Board of Directors may be called for any lawful purpose or purposes by any Director or the President of the Corporation.  The person calling a special meeting shall give, or cause to be given, to each Director at his business address, notice of the date, time and place of the meeting by any normal means of communication not less than twenty-four (24) hours nor more than sixty (60) days prior thereto.  The notices may, but need not, describe the purpose of the meeting.  If mailed, the notice shall be deemed to be delivered when deposited in the United States _mail at the Director’s business address, with postage thereon prepaid.  If notice is given by telegram, the notice shall be deemed delivered when the telegram is delivered to the telegraph company.  Any time or place fixed for a special meeting must permit participation in the meeting by means of telecommunications as authorized below.

Section 3.8.            Waiver of Notice of Special Meetings.  Notice of a special meeting need not be given to any Director who signs a waiver of notice either before or after the meeting.  To be effective the waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies.  The recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat.  Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional recitals creating a patent ambiguity as to its proper application.  The attendance of a Director at a special Directors meeting shall constitute a waiver of notice of that meeting, except where the Director attends the meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.9.            Participation by Telecommunications.  Any Director may participate in, And be regarded as present at, any meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting can hear each other at the same time,

Section 3.10.          Quorum.  A majority of Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.11.          Action.  The Board of Directors shall take action pursuant to resolutions adopted by the affirmative vote of a majority of the Directors participating in a meeting at which a quorum is present, or the affirmative vote of a greater number of Directors where required by the Corporation’s Articles of Incorporation or otherwise by law.

Section 3.12.          Action Without Meeting.  Any action required or permitted to be taken by the Board of Directors at an annual, regular, or special meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Directors.

Section 3.13.          Presumption of Assent.  A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his -written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward his dissent by

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registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  The right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.14.          Committees.  The Board of Directors may by resolution designate and delegate authority to an Executive Committee and other committees with such authority as may be permitted by the Act Special meetings of any committee may be called at any time by any Director who is a member of the committee or by any person entitled to call a special meeting of the full Board of Directors.  Except as otherwise provided in the section, the conduct of all meetings of any committee, including notice thereof, shall be governed by Sections 3.6 through 3.13 of this Article.

Section 3.15.          Order of business.  The order of business at all meetings of the Board of Directors shall be:

1.                                       Determination of a quorum

2.                                       Reading and disposal of all unapproved minutes

3.                                       Reports of officers and committees

4.                                       Unfinished business

5.                                       New business

6.                                       Adjournment

Except with respect to a specific rule to the contrary in these Bylaws or the Act, Roberts Rules of Order shall be used to resolve any procedural dispute that might arise in a Board of Directors’ meeting.

ARTICLE 4.

OFFICERS

Section 4.1.            In General.  The officers of the Corporation shall consist of a President, a Vice President, a Secretary and a Treasurer and such additional vice presidents, assistant secretaries, assistant treasurers and other officers and agents as the Board of Directors deems advisable from time to time.  All officers shall be appointed by the Board of Directors to serve at its pleasure.  Except as may otherwise be provided by law or in the Articles of Incorporation, any officer may be removed by the Board of Directors at any time, with or without cause.  Any vacancy, however occurring, in any office may be filled by the Board of Directors fat the unexpired term.  One person may hold two or more offices.  Each officer shall exercise the authority and perform the duties as may be set forth in these Bylaws and any additional authority and duties as the Board of Directors shall determine-from time to time.

Section 4.2.            President.  The President shall be the chief executive officer of the Corporation and, subject to the authority of the Board of Directors, shall manage the business and affairs of the Corporation.  The President shall preside at all meetings of the Shareholders

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and all meetings of the Board of Directors, and shall see that the resolutions of the Board of Directors are put into effect.  The President shall have full authority to execute on the Corporation’s behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates, instruments, and other documents except as may be specifically limited by resolution of the Board of Directors.

Section 4.3.            Vice President.  The Vice President shall serve under the direction of the President.  In the absence, incapacity, or inability or refusal of the President to act, the Vice President shall assume the authority and perform the duties of the President.  If the Board of Directors appoints more than one Vice President, the seniority of the Vice Presidents shell be determined from their dates of appointment unless the Board of Directors shall Otherwise specify.

Section 4.4.            Secretary.  Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Secretary shall serve under the direction of the President The Secretary shall attend all meetings of the Shareholders and the Board of Directors and record the proceedings thereof.  The Secretary shall give, or cause to be given, all notices in connection with such meetings.  The Secretary shall be the custodian of the Corporate seal and affix the seal to any document requiring it.

Section 4.5.            Treasurer.  Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Treasurer shall serve under the direction of the President.  The Treasurer shall, under the direction of the President, keep safe custody of the Corporation’s funds and maintain complete and accurate books and records of account.  The Treasurer shall upon request report to the Board of Directors on the financial condition of the Corporation.

Section 4.6.            Assistant Officers.  Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Assistant Secretaries and Assistant Treasurers, if any, shall serve under the immediate direction of the Secretary and the Treasurer, respectively, and under the ultimate direction of the President.  The Assistant Officers shall assume the authority and perform the duties of their respective immediate superior officer as maybe necessary in the absence, incapacity, or inability or refusal of such immediate superior officer to act.  The seniority of Assistant Officers shall be determined from their dates of appointment unless the Board of Directors shall otherwise specify.

ARTICLE 5.

INDEMNIFICATION.

Section 5.1.            Scope.  Every person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to the Act, against all expenses, liabilities, and losses (including without limitation attorneys’ fees, judgments, fines,

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and amounts paid or to be paid in settlement) reasonably incurred or Suffered by him in connection therewith.  Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Shareholders, insurance, provision of law, or otherwise, as well as their rights under this Article.

Section 5.2.            Indemnification Plan.  The Board of Directors may from time to time adopt an Indemnification Plan implementing the rights granted in Section 5.1.  This indemnification Plan shall set forth in detail the mechanics of how the indemnification rights granted in Section 5.1 shall be exercised.

Section 5.3.            Insurance.  The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

ARTICLE 6.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1.            Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 6.2.            Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors, and such authority maybe general or confined to speak instances.

Section 6.3.            Checks. Drafts, etc.  AU checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name-of the Corporation shall be signed by the officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 6.4.            Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

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ARTICLE 7.

MISCELLANEOUS

Section 7.1.            Certificates for Shares.  Certificates representing shares of capital stock of the Corporation shall state upon the face thereof the name of the person to whom issued, the number of shares, the par value per share and the fact that the Corporation is organized under the laws of the State of South Carolina.  Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary.  All certificates for shares shall be consecutively numbered.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation..  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon the making of an affidavit by the holder of record of the shares represented by such certificate setting forth the facts concerning the loss, theft or mutilation thereof and upon such bond or indemnity to the Corporation as the Board of Directors may prescribe.  A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is not imprudent to do so.

Section 7.2.            Transfer of Shares.  Subject to the provisions of the Act and to any transfer restrictions binding on the Corporation, transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his agent, attorney-in-fact or other legal representative, who shall furnish proper evidence of authority to transfer, upon surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 7.3.            Voting of Shares in Other Corporations Owned By The Corporation.  Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation maybe voted at any shareholders’ meeting of the other corporation by the President of the Corporation if he be present, or in his absence by any Vice-President of the Corporation who may be present.  Whenever, in the judgment of the President, or, in his absence, of any Vice-President, it is desirable for the Corporation to execute a proxy or give a shareholders’ consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Corporation, the proxy or consent shall be executed in the name of the Corporation by the President or one of the Vice-Presidents of the Corporation without necessity of any authorization by the Board of Directors.  Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power ‘and authority to vote the share or shares of stock issued by the other corporation.

Section 7.4.            Fiscal Year.  The fiscal year of the Corporation shall be established, and may be altered, by resolution of the Board of Directors from time to time as the Board deems advisable.

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Section 7.5.            Dividends.  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions as the Board of Directors deems advisable and as permitted by law.

Section 7.6.            Seal.  The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Daramic Asia, Inc.”

Section 7.7.            Amendments.  These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Directors, subject to the right of the shareholders to alter, adopt, amend, or repeal Bylaws as provided in the Act and the Corporation’s Articles of Incorporation.

Section 7.8.            Severability.  Any provision of these Bylaws, or any amendment or alteration thereof, which is determined to be in violation of the Act shall not in any way render any of the remaining provisions invalid.

Section 7.9.            References to Gender and Number Terms.  In construing these Bylaws, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

Section 7.10.          Headings.  The Article and Section headings in these Bylaws are inserted for convenience only and are not part of the Bylaws.

Section 7.11.          Inspection of Records by Shareholders.  A shareholder is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, any of the following records of the Corporation, if he gives the Corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy:

(1)           its Articles of Incorporation or Restated Articles of Incorporation and all amendments to them currently in effect;

(2)           its Bylaws or restated Bylaws and all amendments to them currently in effect;

(3)           resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(4)           the minutes of all Shareholders’ meetings, and records of all action taken by Shareholders without a meeting, for the past three years;

(5)           all written communications to Shareholders, generally, within the past three years, including the financial statements furnished for the past three years;

(6)           a list of the names and business addresses of its current Directors and Officers;

(7)           its most recent Annual Report delivered to the Secretary of State; and

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(8)                                  and any of its Shareholders and all contracts or other written all contracts or other written agreements between the Corporation agreements between two or more of the Shareholders.

A Shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the corporation if the Shareholder: gives the Corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy, and his demand is made in good faith and for a proper purpose; he describes with reasonable particularity his purpose and the records he desires to inspect; and the records are directly connected with his -purpose

(1)           excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the Shareholders, and records of action taken by the Shareholders or Board of Directors without a meeting, to the extent not otherwise subject to inspection under this section of the Bylaws;

(2)           account records of the Corporation; and

(3)           the record of Shareholders.

A Shareholder’s agent or attorney has the same inspection and copying rights as the shareholder he represents.  The right to copy records under this section includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means.  The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to -the shareholder.  The charge may not exceed the estimated cost of production or reproduction of the records.

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BY-LAWS

OF

POLYPORE ASIA, INC.

A Delaware Corporation

ARTICLE I.

OFFICES

Section 1.               Registered Office.  The registered office of the corporation in the State of Delaware shall be located at 32 Loockerman Square, Suite L-100, Dover, Delaware, County of Kent.  The name of the corporation’s registered agent at such address shall be The Prentice-Hall Corporation System, Inc.  The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 2.               Other Offices.  The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.               Place and Time of Meetings.  An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting.  The date, time and place of the annual meeting shall be determined by the president of the corporation; provided, that if the president does not act, the board of directors shall determine the date, time and place of such meeting.

Section 2.               Special Meetings.  Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.

Section 3.               Place of Meetings.  The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 4.               Notice.  Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special

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meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting.

Section 5.               Stockholders List.  The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6.               Quorum.  The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation.  If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

Section 7.               Adjourned Meetings.  When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.               Vote Required.  When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.               Voting Rights.  Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 10.             Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

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Section 11.             Action by Written Consent.  Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered.  No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

ARTICLE III.

DIRECTORS

Section 1.               General Powers.  The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

Section 2.               Number, Election and Term of Office.  The number of directors which shall constitute the first board shall be two (2).  Thereafter, the number of directors shall be established from time to time by resolution of the board.  The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III.  Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.               Removal and Resignation.  Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.  Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation’s certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.  Any director may resign at any time upon written notice to the corporation.

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Section 4.               Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.  Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5.               Annual Meetings.  The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

Section 6.               Other Meetings and Notice.  Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board.  Special meetings of the board of directors may be called by or at the request of the president on at least 24 hours notice to each director, either personally, by telephone, by mail, or by telegraph.

Section 7.               Quorum, Required Vote and Adjournment.  A majority of the total number of directors shall constitute a quorum for the transaction of business.  The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.               Committees.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 9.               Committee Rules.  Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee.  In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 10.             Communications Equipment.  Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all

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persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11.             Waiver of Notice and Presumption of Assent.  Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12.             Action by Written Consent.  Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE IV.

OFFICERS

Section 1.               Number.  The officers of the corporation shall be elected by the board of directors and shall consist of a chief executive officer, a president, a vice president, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors.  Any number of offices may be held by the same person.  In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 2.               Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be.  Vacancies may be filled or new offices created and filled at any meeting of the board of directors.  Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.               Removal.  Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.               Vacancies.  Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

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Section 5.               Compensation.  Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 6.               Chief Executive Officer.  The chief executive officer shall be the chief executive officer of the corporation, and shall have the powers and perform the duties incident to that position.  Subject to the board of directors, he shall be in general and active charge of the entire business and all the affairs of the corporation, and shall be its chief policy-making officer.  He shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in the by-laws.  Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and functions and exercise all the powers of the president.

Section 7.               President.  The president, subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect.  The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.  The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

Section 8.               Vice-presidents.  The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president.  The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president, the chief executive officer or these by-laws may, from time to time, prescribe.

Section 9.               The Secretary and Assistant Secretaries.  The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose.  Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation.  The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or president may, from time to time, prescribe.

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Section 10.             The Chief Financial Officer and Assistant Treasurer.  The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe.  If required by the board of directors, the chief financial officer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of chief financial officer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the corporation.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer.  The assistant treasurers shall perform such other duties and have such other powers as the board of directors or the president may, from time to time, prescribe.

Section 11.             Other Officers, Assistant Officers and Agents.  Officers.  assistant officers and accents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 12.             Absence or Disability of Officers.  In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1.               Nature of Indemnity.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expense,

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liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation.  The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition.  The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2.               Procedure for Indemnification of Directors and Officers.  Any indemnification of a director, officer, employee, fiduciary or agent of the corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within 30 days, upon the written request of the director, officer, employee, fiduciary or agent.  If a determination (as defined in the General Corporation Law of the State of Delaware) by the corporation that the director, officer, employee, fiduciary or agent is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request.  If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director, officer, employee, fiduciary or agent in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.               Article Not Exclusive.  The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

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Section 4.               Insurance.  The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

Section 5.               Expenses.  Expenses incurred by any person described in Section 1 of this Article V in defending a proceeding shall be paid by the corporation in advance of such proceeding’s final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 6.               Employees and Agents.  Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

Section 7.               Contract Rights.  The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 8.               Merger or Consolidation.  For purposes of this Article V, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VI.

CERTIFICATES OF STOCK

Section 1.               Form.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president, or a vice-president and the secretary or any assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation.  If such a certificate is countersigned (1) by a transfer agent or

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an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of the president, any vice-president, secretary, or any assistant secretary may be facsimiles.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation.  Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps.  In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books.  The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 2.               Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.               Fixing a Record Date for Stockholder Meetings.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

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Section 4.               Fixing a Record Date for Action by Written Consent.  In order that the corporation may determine the stock-holders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.  If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5.               Fixing a Record Date for Other Purposes.  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6.               Registered Stockholders.  Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.

Section 7.               Subscriptions for Stock.  Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors.  Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series.  In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

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ARTICLE VII.

GENERAL PROVISIONS

Section 1.               Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.               Checks, Drafts or Orders.  All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3.               Contracts.  The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4.               Loans.  The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.  Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 5.               Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 6.               Corporate Seal.  The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.               Voting Securities Owned By Corporation.  Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or

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confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

[document ends here]

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